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                                                                    EXHIBIT 11.1

                             TITAN PHARMACEUTICALS, INC.
                            (A DEVELOPMENT STAGE COMPANY)
                    STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                      -------------------------------
                                                           1996              1997
                                                      --------------   ---------------
                                                                (unaudited)
Net loss                                              $  (3,424,769)   $  (13,158,566)

Deemed dividend upon conversion of preferred stock       (5,431,871)                -
                                                      --------------   ---------------
Net loss applicable to common stock                   $  (8,856,640)   $  (13,158,566)
                                                      --------------   ---------------
                                                      --------------   ---------------

Weighted average shares of
     common stock outstanding                             8,824,159        12,897,703
                                                      --------------   ---------------
                                                      --------------   ---------------

Net loss per share                                    $       (1.00)   $        (1.02)
                                                      --------------   ---------------
                                                      --------------   ---------------

PRO FORMA

Net loss applicable to common stock                   $  (8,856,640)   $  (13,158,506)
                                                      --------------   ---------------
                                                      --------------   ---------------

Calculation of shares outstanding for
   Computing pro forma net loss per share:
   Shares used in computing net loss per share            8,824,159                 -
   Adjusted to reflect the effect of the
      Assumed conversion of preferred stock               1,092,091                 -
                                                      --------------   ---------------
Shares used in computing pro forma net
   loss per share                                         9,916,250        12,897,703
                                                      --------------   ---------------
                                                      --------------   ---------------

Net loss per share                                    $       (0.89)   $        (1.02)
                                                      --------------   ---------------
                                                      --------------   ---------------

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